Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-286714, 333-210943, 333-197102, 333-182929, 333-182928, 333-144192, 333-144191, 333-144182, 333-135360, 333-127057, 333-116734, 333-116733, 333-106310, 333-100574, 333-43486, 333-41376, 333-62013, 033-61111) of Churchill Downs Incorporated of our report dated February 25, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 25, 2026